SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 5, 2002
(Date of Earliest Event Reported)

PLANETLINK COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31763	58-246623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 West Wieuca Road, Suite 205, Atlanta, GA		304342
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 404-843-0123

ITEM 4 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

PlanetLink Communications, Inc (the "Company" or "PlanetLink") is filing this Form 8-K to report a change in certifying accountants, which change took place in connection with the Company's business combination with Fifth Avenue Acquisition I Corp., the predecessor reporting company. The effective date of the resignation of  the Company's former accountants was January 21, 2002.

(a)(1) Previous Independent Accountant

(i) Effective on August 9, 2001, and directly as a result of an Agreement and Plan of Merger dated as of July 11, 2001 between PlanetLink and Fifth Avenue Acquisition I Corp., PlanetLink engaged the accounting firm Kahn Boyd Levychin, LLP, as its independent accountant. This independent accountant audited PlanetLink's financial statements for its year ended December 31, 2000. PlanetLink's financial statements from inception in May 1999 to December 31, 1999 were audited by the accounting firm Richbow & Associates, LLC. As a result, Grassano Accounting, P.A., which had audited the financial statements of Fifth Avenue Acquisition I Corp. prior the the Agreement and Plan of Merger resigned and did not stand for re-election.
(ii) The audit report of Grassano Accounting P.A. on the financial statements of Fifth Avenue Acquisition I Corp. as of September 30, 2001, included in the Company's registration statement Form-10SB/12g filed on October 12, 2000 and the audited financial statements for the year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
(iii) The decision to change accountants from Grassano Accounting, P.A. to Kahn Boyd Levychin, LLP was a result of the assumption of control of management and a change in voting control of the predecessor reporting company. It was the determination of the Company's new President, Kayode A. Aladesuyi, to engage the accounting firm Kahn Boyd Levychin, LLP, as the Company's new independent accountants to conduct the audit of PlanetLink for its fiscal year ended December 31, 2001.
(iv) During the fiscal year ended December 31, 2000 and through the date of the resignation of Grassano Accounting P.A., the predecessor reporting company has had no disagreements with its former accountants, Grassano Accounting P.A., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
(v) The Company has requested that Grassano Accounting P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, the respect in which it does not agree. A copy of such letter, dated January 21, 2002 is filed as Exhibit 16.1 to this Form 8-K.

(a)(2) Engagement of New Independent Accountant.

Effective as of August 9, 2001, Kahn Boyd Levychin, LLP, had been engaged by PlanetLink as its independent accountant to audit the Company's financial statements.

(a)(3) The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item 4 prior to the filing of this Form 8-K and requested that the former accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, the respect in which it does not agree.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

On February 4, 2002, Mr. Thomas J. Craft, Jr., Mr. Richard Rubin and Mr. Ivo Heiden submitted their resignation as officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlanetLink Communications, Inc.
By /s/ Kayode A. Aladesuyi
President
Date: February 5, 2001

Exhibit 16.1

January 21, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.20549

Re: File No. 0-31763

Gentlemen:

We had been engaged as the principal accountants for Fifth Avenue Acquisition I Corp., the predecessor reporting company, and on January 24, 2001 and October 2, 2000, we reported on the audited financial statements of the Company for the year ended December 31, 2000 and as of September 30, 2000 on the Company's Registration Statement on Form 10-SB/12g. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated February 5, 2002. At the request of the Company, we hereby state that we agree with the statements included in paragraphs (a) (1) (ii) and a (1) (iv) of Item 4 that relate to our firm.

Very truly yours,

/s/ Grassano Accounting, P.A.